Exhibit 10.3

              PRIVATE LABEL WEB SITE AND CROSS PROMOTION AGREEMENT

     This PRIVATE LABEL WEB SITE AND CROSS PROMOTION AGREEMENT ("Agreement"), by and between YP.Net, Inc, a Nevada corporation, with a principal place of business  located  at  4340  East  Jasmine  Street,  STE  105,  Mesa,  AZ  35205
("YP.NET"), and Community IQ, Inc., d.b.a. as Vista.com, a Washington corporation with a principal place of business located at 11241 Willows Road, Suite 100 Building C, Redmond, WA 98052 ("VISTA.COM"), is effective as of Sept. 18, 2001 (the "EFFECTIVE DATE").

                                    RECITALS

     WHEREAS, Vista.com owns and operates an internet-based Web Site creation and hosting service currently known as "Vista.com," with a Home Page currently located at http://www.Vista, which develops and hosts personalized websites for small business owners ("Vista, corn's Web Site").

     WHEREAS, YP.Net owns and operates a Web Site currently known as "YP.Net and Yellow-Page.Net," with a Home Page currently located at http://www.YP.Net and
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Yellow-Page.Net,  which  provides  the tools and media that allow businesses the ability to contribute Intelligent Intuitive Information to the online information marketplace.

     WHEREAS, the parties desire that Vista.com develop, host, and maintain a private label service to allow YP.Net to resell Vista.com's Services to small business owners and to other web site operators for resale to their small business owners. Also, the parties desire to cross promote and sell the service offerings of both Vista.com and YP.Net through the vista.com Network.

     NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereby agree as follows:

                                    AGREEMENT

1.     DEFINITIONS

     "BRAND FEATURES" means any trademarks, service marks, logos, trade names or other identifying names or marks, which are proprietary to a party and which are used by that party to identify its business, products and/or services.

     "CONFIDENTIAL INFORMATION" means any information, oral or written, disclosed by either party to the other pursuant to this Agreement except as excluded below. "Confidential Information" includes, without limitation, the terms and conditions of this Agreement, registration information, security measures, information relating to released or unreleased services, marketing or promotion of any service or product, business policies or practices, suppliers, customer base, customer information, YP Net Materials or information received from others that a party is obligated to treat as confidential. "Confidential
Information" will not include information that: (i) is or becomes generally known or available by publication, commercial use or otherwise through no fault of the receiving party: (ii) is known and has been reduced to tangible form by the receiving party at the time of disclosure and is not subject to restriction;
(iii) is independently and rightfully developed or learned by the receiving party; (iv) is lawfully obtained from a third party that has the right to make such disclosure; or (v) is made generally available by the disclosing party without restriction on disclosure. This paragraph supersedes any other provision in this agreement.

     "YP.NET BRAND FEATURES" means any trademarks, service marks, logos, trade names or other identifying names or marks, which are proprietary to YP.Net and which are used to identify its business, products and/or services.


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     "YP.NET MATERIALS" means any information and materials provided byYP.Net to
Vista.com  under  this  Agreement

     "YP.NET PRIVATE LABEL SERVICE" means a Private Label Service offered byYP.Net to SBOs and to YP.Net Tier 2 Associates (for resale to their SBOs), which allows SBOs to create and maintain their own web sites.

     "YP.NET SBO" means a small business owner or other end user to whom YP.Net sells the YP.Net Private Label Service pursuant to this Agreement.

     "YP.NET TIER 2 ASSOCIATE" means a Tier 2 Associate to whom YP.Net sells Private Label Services for resale to the Associate's SBOs.

     "GROSS REVENUES" means the fees or other sums collected by Vista.com from the sale of YP.Net Private Label Services pursuant to this Agreement, without deduction for Transaction Fees and applicable taxes.

     "HOME PAGE" means the initial Web Page of a Web Site seen by a user once the user has directed web browsing technology to access the Web Site's URL.

     "LINK" means an embedded icon, object, graphic or text within a Web Page that consists of a hypertext pointer to the URL address of a Web Page.

     "NET REVENUES" means Gross Revenues collected by Vista.com from the sale ofYP.Net Private Label Services pursuant to this Agreement after the deduction of Transaction Fees and applicable taxes.

     "PARTNERS"  means  all  Tier  1  Partners  and  Tier  2  Associates.

     "PARTNER SERVICES" means the services offered by any Partners via the Vista.com Network, but excluding any services provided by Vista.com.

     "PRIVATE LABEL SERVICE" means the web services offered by any Partners to SBOs through the Vista.com Network, which allow the SBOs to create and maintain their own web sites and which consist of (i) Vista.com Basic Services, "SBOS" means those small business owners or other end users of any Private Label Service. "SERVICES" means the Vista.com Basic Services.

     "SPECIFICATIONS" means the content and technical specifications for the YP.Net Private Label Service attached hereto as Exhibit A. as such may be amended by mutual agreement of the parties from time to time.

     "TIER 1 PARTNER" means the operator of a web site, to whom Vista.com has granted the right to offer a Private Label Service directly to SBOs and to Tier 2 Associates. YP.Net is a Tier 1 Partner.

     "TIER 2 ASSOCIATE" means the operator of a web site, to whom a Tier 1 Partner has granted the right to offer a Private Label Service to that website operator's own SBOs. However, a Tier 2 Associate cannot sell Services to either a Tier 1 Partner or other Tier 2 Associate.

     "TRANSACTION FEE" means the actual amount of the credit card processing fee charged to Vista.com at the time of processing of any order placed through the Vista.com Network.

     "MONTHLY SERVICE FEE" means the monthly cost of Vista.com's Basic Services to YP.Net.


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     "USER  INFORMATION"  means  both  Aggregate  Information  and  Personal
Information pertaining to an SBO. "Aggregate Information" means information that describes the habits, usage patterns and/or demographics of SBOs as a group but does not identify any individual SBO by name nor provide information in a form which would enable the recipient of that information to identify the SBO. "Personal Information" means information about and which identifies an individual SBQ and which may include without limitation the SBO's (i) name, (ii) address, and (iii) data about a specific transaction that identifies the SBO involved,

     "VISTA.COM BASIC SERVICEs" means the web site development and hosting services as changed from time to time and offered on the Vista.com Web Site, which includes all services listed in Exhibit B.

     "VISTA.COM CONTENT" means any articles or other editorial content provided by Vista.com under this Agreement and taken from the Vista.com Network.

     "VISTA.COM NETWORK" means Vista.com's Web Site, private label Web Sites, and any other Web Sites that provide Services to SBOs.

     "VISTA.COM SERVICES" means those services offered by Vista com and consisting of the Vista.com Basic Services.

     "WEB PAGE" means content in the World Wide Web portion of the Internet accessed via a single URL, and excluding content on other Web Pages accessed via Links in said content.

     "WEB SITE" means a collection of Web Pages related in some manner and interconnected via Links, including all successor versions thereof that may evolve throughout the Term of this Agreement, regardless of whether or not marketed or promoted under the same name.

     Other Terms. All other initially capitalized terms will have the meanings assigned to them in this Agreement, including its Exhibits.

2.   YP.NET  PRIVATE  LABEL  SERVICE.

     2.1 DEVELOPMENT AND MAINTENANCE. Vista.com will develop, operate, maintain, and host the YP.Net Private Label Service in accordance with this
Section 2 and the Specifications, TheYP.Net Private Label Service will provide YP.Net's Tier 2 Associates and SBOs access to (i) the Vista.com Basic Services.
2.2 LAUNCH. The parties will cooperate in good faith to make the YP.Net Private Label Service available to YP.Net SBOs according to the schedule as set forth in the Specifications (the "Launch Date").

     2.3 VISTA.COM BRANDING. The YP.Net Private Label Service will be branded with a "Fueled by Vista.com" logo as more specifically described in Exhibit A, which branding may be subject to periodic changes upon prior written notice by Vista.com to YP.Net, and written approval by YP.Net.

     2.4 DOMAIN NAME. YP.Net will be solely responsible for registering and maintaining as a domain name the URL, at which the YP.Net Private Label Service will be located and which the parties anticipate will be substantially similar to http://www.SBO.YP Net. Any changes to that registered domain name during the Term shall be subject to agreement by the parties, YP.Net and Vista.com will each receive full Media Metrix traffic credit for the YP.Net Private Label Service.

     2.5 YP.NET BRAND FEATURES. YP.Net will provide Vista.com with such YP.Net Brand Features as it determines in its sole discretion and any navigational elements associated with each, as necessary to permit Vista.com to create the YP.Net Private Label Service and to comply with its obligations under this Agreement. YP.Net will provide Vista.com with the YP.Net Brand Features in an electronic format as reasonably requested by Vista.com, Vista.com will provide the content necessary to


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integrate  the  Vista.com  Basic Services into the YF.Net Private Label Service.
Notwithstanding the obligations set forth in this Section, neither party will be obligated to provide to the other party any content or services or include any content or services in the YP.Net Private Label Service or for any other Web Site, if doing so would put such party in breach of an existing contractual obligation.

     2.6 RESPONSIBILITY FOR THE YP.NET PRIVATE LABEL SERVICE. As between Vista.com and YP.Net, and except as expressly provided otherwise in this Agreement or in any related support services agreement, Vista.com will develop, operate, maintain and host the YP.Net Private Label Service and all content contained therein, excluding user registration as provided under Section 2.7. TheYP.Net Private Label Service will be maintained and operated by Vista.com in accordance with the membership terms of service attached hereto as Exhibit C (the "Membership Terms of Service"): which shall at all times be substantially similar to the then-current membership agreement on the Vista.com Web Site, YP.Net may modify these terms at their sole discretion.

     2.7 USER REGISTRATION. During the Term commencing with the Launch Date, YP.Net will be responsible for registering users of the YP.Net Private Label Service on YP. Net's Web Site. Such registration process will require users to consent to the Membership Terms of Service, and YP.Net will ensure that any user who does not consent to the Membership Terms of Service may not create a personalized web site through the YP.Net Private Label Service. In addition, YP.Net will make efforts to ensure that the registration process for the YP.Net Private Label Service requires verification that the user is over the age of eighteen (18) and prohibits users under the age of eighteen (18) from creating a personalized Web Site through that Private Label Service.

     2.8 PARTNER SUPPORT. Vista.com will support YP.Net, as set forth in Exhibit E. Additionally, Vista shall provide Private Label Customer support as part of Vista's Basic Service, with services delivered through a 900-support line. If the 900-support volume does not cover the ongoing cost of the 900 line, then Vista.com may choose to discontinue, this method of support toYP.Net customers.

     2.9 USER INFORMATION. Vista.com and YP.Net will jointly own any and all User Information collected by either party from YP.Net SBOs ("YP.Net Private Label Service User Information"). YP.Net Private Label Service User Information will be collected, disclosed, or used by the parties only in accordance with the privacy policy for the YP.Net Private Label Service to be mutually agreed upon by the parties and attached hereto as Exhibit D (the "Privacy Policy") and in accordance with all applicable laws. After the Launch Date, Vista.com will provide YP.Net Private Label Service User Information to YP.Net on a monthly basis via an online reporting service. YP.Net may modify this policy at their sole discretion.

3.   VISTA.COM  NETWORK  OFFERINGS.

     3.1 YP.NET'S SALES OF SERVICE: As a reseller of Vista.com Services, YP.Net may sell the Vista.com Basic Service to YP.Net SBOs via the YP.Net Private Label Service. YP.Net will have sole discretion to set and determine the price at which it sells Services to YP.Net SBOs.

     3.2 TIER 2 ASSOCIATES SIGN-UP. YP.Net may sell the Private Label Services to Tier 2 Associates. Tier 2 Associates may sell to its own SBOs the Vista.com Basic Services. The Private Label Service that YP.Net may sell to Tier 2 Associates will be primarily branded with the branding of the Tier 2 Associate and will include a "Fueled by Vista.com' logo. Such Private Label Service will be hosted and maintained by Vista, com at a URL owned by such Tier 2 Associate. YP.Net will have sole discretion to set and determine the price at which it sells the Private Label Service to Tier 2 Associates and the Tier 2 Associate will have sole discretion at which it sells the Private Label Service to SBOs. Vista.com shall charge YP.Net a setup fee in the amount of one thousand dollars ($1.000) for each YP.Net Tier 2 Associates who signs up for the Private Label Service.

4.     MARKETING.  During  the  Term,  YP.Net  will  use commercially reasonable
efforts to promote and market the YP.Net Private Label Service.   Throughout the
Term,  the parties will use commercially


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reasonable  efforts  to  meet  periodically  and  create  collaborative business development strategies to market and promote the YP.Net Private Label Service and the Services, Those marketing efforts that have been identified and agreed upon by the parties are set forth in Exhibit E.

5.   BILLING,  COLLECTIONS,  PAYMENTS  AND  ACCOUNTING

     5.1     PAYMENT.   During  the Term of this Agreement, YP.Net agrees to pay
Vista.com  in  accordance  with  the  following  formulas.

             5.1.1 VISTA.COM BASIC SERVICES FORMULA. In connection with Vista.com Basic Services created each month during the Term by YP.Net or YP.Net's Tier 2 Associates, YP.Net will be obligated to pay Vista.com the Monthly Service Fee (as set forth in Exhibit F) perYP.Net SBO or YP.Net Tier 2 Associate SBO, who are registered to receive those Services each month. Additionally, YP.Net agrees to pay Vista.com five thousand dollars (55,000) for the setup of the Private Label Service. This setup fee will be invoice upon contract execution andYP.Net will have ten (10) Business days to pay such invoice.

             5.1.2 PAYMENT. In the event Vista.com does not collect sufficient Net Revenues, Transaction Fees, or applicable taxes from YP.NetSBOs and YP.Net Tier 2 Associate SBOs: to cover the amounts owed by YP.Net to Vista.com as calculated in this Section 5.1, then Vista.com will invoice YP.Net for the difference. YP.Net will pay Vista.com within thirty (30) days from the date of such invoice. Invoices not paid within such time period shall be subject to a late payment charge of 1.5% per month (or the maximum rate permitted by law, whichever is lower) on the outstanding balance thereof, accruing from the due date, in the event that after a reconciliation per 5.3 below. Vista.com owes money to YP.Net irrespective to the provisions of 5.3. YP.Net can invoice Vista.com for that money & Vista.com must pay within 30 days from date of said invoice in like manners kind to Vista.com's rights under this clause

     5.2 BILLING AND COLLECTION. YP.Net hereby appoints Vista.com, and Vista.com accepts such appointment, to be YP.Net's billing and collection agent for billing and collecting Gross Revenues from YP.Net SBOs, and YP.Net Tier 2 Associate SBOs. Vista.com will bill and collect said Gross Revenues on YP.Net's behalf pursuant to Sections 3.1 and 3.2. YP.Net may at any time and at its sole discretion, decided not to use the billing and collection services of Vista.com without penalty to YP.Net.

     5.3 REMITTANCE. Vista.com will retain an amount equal to the payment owed by YP.Net to Vista.com as calculated by the formulas set forth in Sections
5.1.1 and 5.1.2 above and will use commercial reasonable efforts to remit to YP.Net YP.Net's share of Net Revenues and applicable taxes via electronic funds transfer within thirty (30) business days following any month in which those Net Revenues have been collected. If at any time YP.Net owes Vista.com any amount based upon a reconciliation of a prior month's billing, then Vista.com may retain an additional amount equal to the underpayment Likewise, if after a reconciliation Vista.com owes YP.Net, Vista.com will include such amount with the next month's remittance.

     5.4 REPORTING. Within ten (10) days after the end of each month during the Term, Vista.com will furnish YP.Net with a statement itemizing the total amount of Gross and Net Revenues collected that month, the total amount of Transaction Fees incurred that month, and, during that same month, applicable taxes collected, from all services for which YP.Net is entitled to a share of the resulting Net Revenues. YP.Net will be solely responsible for remitting any amounts due and owing to YP.Net's Tier 2 Associates as agreed between YP.Net and its Associates and as documented in the statement.

     5.5 CHARGEBACKS AND REFUNDS. in the event that an SBO stops payment or "charges back" its credit card for Services on the YP.Net Private Label Service, then Vista.com may recoup any Net Revenues and applicable taxes remitted to YP.Net for the Services that the SBO stopped payment. In the event an SBO requests a refund for Services not yet rendered (e.g., the SBO has pre-paid for 1 year of service and requests a refund after six months), then Vista.com will provide a pro-rated refund and


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Vista.com  may recoup that portion of Net Revenues and applicable taxes remitted to YP.Net for the refunded time period. In the event that an SBO requests a refund for Services due to a failure to provide requested Services, and Vista.com agrees that it failed to provide such Services, then Vista.com will refund SBO's payment and Vista.com may recoup that portion of Net Revenues and applicable taxes remitted to YP.Net for those Services. In the event an SBO requests a refund for Services that were provided, then Vista.com may, in its discretion, decide whether to provide a refund to that SBO and if Vista.com decides to provide such refund, then Vista.com may recoup that portion of Net Revenues and applicable taxes remitted to YP.Net for those Services.

     5.6 AUDIT. During the Term and for a period of two (2) years following the termination or expiration of the Agreement, the parties agree to keep all usual and proper records and books of account and all usual and proper entries and other documentation relating to any and all transactions contemplated by this Agreement (collectively, "Business Records"). During the Term and for a period of two (2) years following the expiration or termination of this Agreement, each party will have the right to cause an audit and/or inspection to be made of the other party's records relevant to this agreement in order to verify statements issued by the other party and compliance with the terms of this Agreement. Any such audit will be conducted by an independent certified public accountant selected by the auditing party (other than on a contingent fee basis) and reasonably acceptable to the audited party. Any audit or inspection is to be conducted during regular business hours at the audited party's facilities upon at least ten (10) days written notice. Such audits may not be made more often than once in any twelve (12) month period. If any such audit reveals an underpayment of more than five percent (5%) related to the time period under audit, the reasonable costs and expenses to conduct such audit will be paid by the audited party and the audited party will pay such costs together with the amount of such underpayment within thirty (30) days from receipt of an invoice or statement therefore, itemizing the amounts of said underpayment and audit costs and including copies of relevant supporting documentation. All information disclosed or obtained in the course of conducting an audit will be Confidential Information of the audited party and used solely for the purpose of verifying compliance with the terms of this Agreement.

6.     LICENSE  GRANT.

     6.1 During the Term and thereafter pursuant to Section B.S, YP.Net hereby grants Vista.com a worldwide, nonexclusive, royalty-free, fully paid-up, and, subject to Section 13.3, nontransferable license to use, reproduce, digitize, distribute, transmit, and publicly displayYP.Net Materials and YP.Net Brand Features, as necessary for the development, operation, maintenance, and support of the YP.Net Private Label Service and YP.Net upon review and prior written approval of use by YP.Net

     6.2 During the Term and thereafter pursuant to Section 8,5, YP.Net hereby grants Vista.com a worldwide, nonexclusive, royalty-free, fully paid-up and, subject to Section 13.3, license to use, reproduce, digitize, distribute, transmit, and publicly display and sublicenseYP.Net Materials over the Vista.com Network, including without limitation, on Vista.com's Web Site and all SBO Web Sites , Partner Private Label Web Sites, and their SBO Web Sites, provided that YP.Net has provided written approval. Such materials will be removed upon termination of this Agreement.

     6.3 The parties agree that, except as expressly licensed to YP.Net by this Agreement or by a separate license agreement as between the parties, Vista.com will retain all right, title, and interest in the YP.Net Private Label Service, the Vista.com Network, Vista.com Basic Services, and all data, content, technologies and other property furnished by Vista.com to YP.Net hereunder. Notwithstanding the foregoing, the parties agree that except as expressly licensee! to Vista.com in this Agreement or a separate license agreement, YP.Net will retain all right, title, and interest in the YP Net Web Site, YP.Net Materials, YP.Net Brand Features, YP.Net Services and the YP.Net Private Label Service domain name and all data, content, technologies and other property furnished by YP.Net to Vista.com hereunder. Neither party will have any rights, title or interest in any materials, content or technology provided by the other party hereunder except as specifically provided in this Agreement and will not alter, modify, copy,


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edit,  format,  translate,  create  derivative  works  of  or  otherwise use any materials, content or technology provided by the other party except as explicitly provided herein or approved in advance in writing by the other party.

7.  Confidentiality

     7.1 Each party will protect the other's Confidential Information from unauthorized dissemination and use with the same degree of care that such party uses to protect its own like information. Neither party will use the other's Confidential Information for purposes other than those necessary to directly further the purposes of this Agreement. Each party may disclose the terms and conditions of this Agreement to its employees, affiliates and its immediate legal and financial consultants on a need to know basis as required in the ordinary course of that party's business, provided that such employees, affiliates and/or legal and /or financial consultants agree in advance of disclosure to be bound by this Section 7. A party may disclose Confidential
Information as required by government or judicial order, provided each party gives the other party prompt notice of such order and complies with any protective order (or equivalent) imposed on such disclosure.

     7.2 Each party acknowledges that monetary damages may not be a sufficient remedy for unauthorized disclosure or use of Confidential Information and that each party may seek, without waiving any other rights or remedies, such injunctive or equitable relief as may be deemed proper by a court of competent jurisdiction.

8.   TERM;  TERMINATION

     8.1 The term of this Agreement will be three (3) years from the Effective Date subject to automatic, successive renewal terms of one (1) year each, unless either Vista.com orYP.Net gives the other party written notice of its intent not to renew at least ninety (90) days prior to the expiration of the initial term or any succeeding term (collectively the "Term"),

     8.2 TERMINATION FOR BANKRUPTCY. Either party may terminate this Agreement by written notice given to the other party, in the event the other party (i) files a petition in bankruptcy; or (ii) has a petition in bankruptcy filed against it by any third party, which is not dismissed within sixty (60) days. Termination pursuant to this Section shall take effect on the date notice by the terminating party is deemed given.

     8.3 TERMINATION FOR CAUSE. In addition to any other rights or remedies that either party may have under the circumstances, all of which are expressly reserved, either party may terminate this Agreement at any time, if the other party is in material breach of any warranty, representation, term, condition or covenant of this Agreement, and fails to cure that breach within sixty (60) days after written notice given, outlining all reasons for said termination,

     8.4 EFFECTS OF TERMINATION. Upon the termination or expiration of this Agreement except to the extent provided pursuant to Section 8.5 below, (i) all rights and licenses granted hereunder and dl obligations and covenants imposed hereunder will immediately cease; and (ii) except as expressly set forth herein, each party will: (A) stop using all Confidential Information of the other party then in its possession; (B) erase or destroy all such Confidential Information then residing in any computer memory or data storage apparatus in its possession or control; (C) at the option of such other party, either destroy or return to such other party all such Confidential Information in tangible form and all copies thereof; (D) remove all of the other party's Brand Features from the web sites and the Vista.com Network; and (E) Vlsta.com will remove all YP.Net Materials, including YP.Net Editorial Content from the Vista.com Website and Vista.com Network, except that Vista.com is not required to remove YP.Net Materials from any SBO's Website out of control of Vista.com. In the event of termination of this Agreement, for any reason each and every clause which by its nature is intended to survive the termination of this Agreement including, without limitation, Sections 1, 2.4, 2, 8, 5 (only to the extent that transactions are authorized prior to expiration or termination), 5.2, 7, 8,9,10, 11, 12, and 13 will survive termination or expiration.

     8.5     TRANSITION,

             8.5.1 VISTA DEFAULT. Upon termination of this Agreement by YP.Net pursuant to Section 8.2 or 8.3, Vista.com will use commercially reasonable efforts to assist YP.Net in transitioning the YP.Net SBOs off the Vista Network to a third-party web-hosting site or YP.Net's own site as designated by YP.Net For the purpose of this section Commercially Reasonable Efforts shall mean "documentation relating to YP.Net SBO Web Sites and customer data files, and the site images, logos, banners, html content, (collectively "Transition Deliverables"). The Transition Deliverables are stored in an Oracle database and on an NFS file server. Vista shall provide the Transition Deliverables to YP.Net in the form of a data snapshot on CD-ROM. An Oracle export fie will be provided on CD-ROM for each database. The Oracle export file contains the database schema and all database data related toYP.Net SBO Websites". If Vista.com Services are still maintained on the Vista.com Network, then YP Net's obligation to pay, and Vista.com's obligation to provide the services and billing and collection, shall continue as necessary for such transition.

             8.5.2 YP.NET DEFAULT. Upon termination of this Agreement by Vista pursuant to Section 8.2 or 8.3, YP.Net will use commercially reasonable efforts to assistVista.com in transitioning the YP.Net SBOs from the URL designated for the YP.Net Private Label Service pursuant to Section 2.4 to a URL maintained by Vista.com. Specifically, YP.Net will for up to six (6) months following termination or expiration maintain all of its SBO URLs and redirect such URLs to a URL agreed to by Vista.com and YP.Net.

             8.3.1     EXPIRATION.  Upon  expiration  pursuant to  Section  8.1,
YP.Net and YP.Net's Tier 2 Associates will no longer be entitled to sell Services to SBOs. Vista.com will continue to provide existing SBOs Services in accordance with the current Membership Agreement and the terms of this Agreement for up to two (2) additional years and pay YP.Net there portions of the collected revenue as if this agreement was still in effect. In the event of expiration of this Agreement, Sections 1, 2.1, 2.3-2.5, 2.5, 2.8, 2.9,6, 7, 8, 9,10,11,12, and 13 will survive expiration for the two additional years.

9.   INDEMNITY

     9.1  BY  VISTA.COM

          9.1.1 Vista.com shall indemnify, hold harmless and, at its sole expense, defend YP.Net and any of YP.Net's subsidiaries, affiliates, directors, officers, employees, agents and independent contractors from and against any and all third-party claims, suits, proceedings, costs and expenses (including attorneys' fees), liabilities, losses and damages (collectively, "Third-Party Claims") arising out of, or in any way related to:

                    (i) Any actual or alleged breach of this Agreement or violation of applicable U.S. lawbyVista.com;

                    (ii) Any  Vista.com  Content  or  Vista.com  Brand Features,
                         regardless  of  where  located;  or

                    (iii) The development, operation, maintenance and hosting of the YP.Net Private Label Service, excluding user registration for that Service and any YP.Net Materials or YP.Net Brand Features displayed in connection therewith,

          9.1.2 Vista.com's obligations under Section 9.1.1 shall be contingent on YP.Net

                    (i) Providing Vista.com with reasonably prompt written notice of any such Third-Party Claim, for which it is seeking a defense and/or indemnification hereunder;

                    (ii) Fully  cooperates  with,  and  provides  information or other assistance to, Vista.com upon request and at Vista.com's expense; and

                    (iii) Allows Vista.com to control the defense and resolution of any such Third-Party Claim with legal counsel of Vista.com's choice.

Notwithstanding Section 9.1.2(iii) above, YP.Net shall have the right to approve the settlement of any Third-Party Claim, which involves an admission or commitment by or on behalf of YP.Net, other than the payment of money to be fully indemnified hereunder by Vista.com. Such approval shall not be unreasonably withheld or delayed.

          9.1.3 In the event Vista.com settles or otherwise resolves a Third-Party Claim for which it is obligated to indemnify YP.Net hereunder, Vista.com agrees not to publicize said resolution without first obtaining YP.Net's written permission, which permission will not be unreasonably withheld,

     9.2  BY  YP.NET

          9.2.1 YP.Net shall indemnify, hold harmless and, at its sole expense, defend Vista.com and any of Vista.com's subsidiaries, affiliates, directors, officers, employees, agents and independent contractors from and against any and all Third-Party Claims (as defined in Section 9.1.1 above), arising out of, or in anyway related to:

                    (i) Any actual or alleged breach of this Agreement by YP.Net;

                    (ii) Any  YP  Net  Materials  or  YP.Net  Brand  Features,
                         including in connection therewith infringement of any third-party's intellectual property rights, trade secrets or other proprietary rights; or

                    (iii)  Violation  of  applicable  U.S.  law,  regulation  or
                         Vista.com policy by YP.Net, by any YP.Net Tier 2 Associate, or by the SBOs of either said party.

          9.2.2 YP.Net's obligations under Section 9.2.1 shall be contingent on Vista.com:

                    (i) Providing YP.Net with reasonably prompt written notice of any such Third-Party Claim, for which it is seeking a defense and/or indemnification hereunder;

                    (ii) Fully  cooperates  with,  and  provides  information or other assistance to, YP.Net upon request and at YP.Net's expense; and

                    (iii) Allows YP.Net to control the defense and resolution of any such Third-Party Claim with legal counsel of YP.Net's choice,

Notwithstanding Section 9.2.2(iii) above, Vista.com shall have the right to approve the settlement of any Third-Party Claim, which involves an admission or commitment by or on behalf of Vista.com, other than the payment of money to be fully indemnified hereunder by YP.Net. Such approval shall not be unreasonably withheld or delayed.

          9.2.3 In the event YP.Net settles or otherwise resolves a Third-Party Claim for which it is obligated to indemnify Vista.com hereunder, YP.Net agrees not to publicize said resolution without first obtaining
Vista.com's written permission, which permission will not be unreasonably withheld.

10. DISCLAIMER OF WARRANTIES. EACH PARTY DISCLAIMS ANY AND ALL WARRANTIES OR REPRESENTATIONS EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY, AND FITNESS FOR A PARTICULAR PURPOSE. NEITHER PARTY WARRANTS THAT ACCESS TO OR USE OF ANY WEB SITE, INCLUDING THE YP.Net PRIVATE LABEL SERVICE, WILL BE UNINTERRUPTED OR ERROR-FREE, OR THAT ANY SOFTWARE OR SERVICES WILL MEET ANY PARTICULAR CRITERIA OF PERFORMANCE OR QUALITY.

ALSO, THERE IS NO WARRANTY OF TITLE OR NON-INFRINGEMENT OR QUIET ENJOYMENT WITH RESPECT TO ANY CONTENT, SERVICES OR WEB SITES REFERENCED OR PROVIDED UNDER THIS AGREEMENT.

11. LIMITATION OF LIABILITIES. EXCEPT FOR OBLIGATIONS OF CONFIDENTIALITY UNDER SECTION S AND OBLIGATIONS OF DEFENSE AND INDEMNITY PURSUANT TO SECTION 10, BOTH PARTIES AGREE THAT (i) NEITHER PARTY WILL BE LIABLE TO THE OTHER FOR ANY
INDIRECT,  INCIDENTAL,   CONSEQUENTIAL,   PUNITIVE   OR   SPECIAL   DAMAGES,
ARISING OUT OF OR RELATED TO THIS AGREEMENT INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTION, LOSS OF BUSINESS INFORMATION, AND THE LIKE, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, AND (ii) THE TOTAL LIABILITY OF THE PARTIES TO EACH OTHER, AND EACH PARTY'S SOLE AND EXCLUSIVE REMEDY FOR ANY AND ALL CLAIMS RELATING TO OR ARISING UNDER THIS AGREEMENT WILL BE LIMITED TO THE AMOUNTS PAID HEREUNDER, WITH EACH PARTY RELEASING THE OTHER FROM ALL OBLIGATIONS, LIABILITY, CLAIMS OR DEMANDS IN EXCESS OF THAT AMOUNT.

NOTWITHSTANDING THE FOREGOING, THE PROVISIONS OF THIS SECTION 11 SHALL NOT RESTRICT EITHER PARTY'S ABILITY TO OBTAIN INJUNCTIVE OR OTHER EQUITABLE RELIEF.

12.     TAXES.

     12.1 The amounts to be paid by YP.Net to Vista.com herein do not include any foreign, U.S. federal, state, local, municipal or other governmental taxes, duties, levies, fees, excises or tariffs, arising as a result of or in connection with the transactions contemplated under this Agreement including, without limitation, any state or local sales or use taxes or any value added tax or business transfer tax now or hereafter imposed on the provision of goods and services to YP.Net by Visia.com under this Agreement, regardless of whether the same are separately stated by Vista.com. All such taxes (and any penalties, interest, or other additions to any such taxes), with the exception of taxes imposed on Vista.com's income or with respect to Vista.com's property ownership, shall be the financial responsibility ofYP.Net. YP.Net agrees to indemnify, defend and hold Vista.com harmless from any such taxes or claims, causes of action, costs (including, without limitation, reasonable attorneys' fees) and any other liabilities of any nature whatsoever related to such taxes.

     12.2 YP.Net will pay all applicable value added, sales and use taxes and other taxes levied on it by a duly constituted and authorized taxing authority on the software or services provided under this Agreement or any transaction related thereto in each country in which the services and/or property are being provided or in which the transactions contemplated hereunder are otherwise subject to tax, regardless of the method of delivery. Any taxes that are owed by YP.Net, (i) as a result of entering into this Agreement and the payment of the fees hereunder, (ii) are required or permitted to be collected from YP.Net by Vista.com under applicable law, and (iii) are based upon the amounts payable under this

Agreement (such taxes described in (i), (ii), and (iii) above the "Collected Taxes'), shall be remitted by YP.Net to Vista.com, whereupon, upon request, Vista.com shall provide to YP.Net tax receipts or other evidence indicating that such Collected Taxes have been collected by Vista.com and remitted to the appropriate taxing authority. YP.Net may provide to Vista.com an exemption certificate acceptable to Vista.com and to the relevant taxing authority (including without limitation a resale certificate) in which case, after the date upon which such certificate is received in proper form, Vista.com shall not collect the taxes covered by such certificate.

     12.3 If, alters determination by foreign tax authorities, any taxes are required to be withheld, on payments made by YP.Net to Vista.com, YP.Net may deduct such taxes from the amount owed Vista.com and pay them to the appropriate taxing authority; provided however, thatYP.Net shall promptly secure and deliver to Vista.com an official receipt for any such taxes withheld or other documents necessary to enable Vista.com to claim a U.S. Foreign Tax Credit. YP.Net will make certain that any taxes withheld are minimized to the extent possible under applicable law.

     12.4 This tax section shall govern the treatment of all taxes arising as a result of or in connection with this Agreement notwithstanding any other section of this Agreement.

13.  GENERAL  PROVISIONS

     13.1 INDEPENDENT CONTRACTORS. The parties are independent contractors with respect to each other, and nothing in this Agreement will be construed as creating an employer-employee relationship, a partnership, or a joint venture between the parties, The only agency relationship created by this Agreement is created in Section 5.2 regarding the provision of billing and collection services by Vista.com.

     13.2 GOVERNING LAW. This Agreement will be governed by the laws of the State of Arizona, excluding choice of law rules. The parties agree to jurisdiction and venue in the state and federal courts sitting in Maricopa County, Arizona. In any action or suit to enforce any right or remedy under this Agreement or to interpret any provision of this Agreement, the prevailing party will be entitled to recover its costs, including reasonable attorneys' fees.

     13.3 ASSIGNMENT. Neither party may assign its rights or obligations under this Agreement without the prior written consent of the other party, except that either party will be permitted, without the other party's prior written consent, to assign its rights and obligations to an acquiring or successor entity in connection with a merger, a sale of its business or a sale of all or substantially all of its assets, upon prompt written notice thereof given to the other party once said assignment becomes certain and provided such successor is not a direct competitor of the other party. All terms and provisions of this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective permitted transferees, successors and assigns.

     13.4 COSTS. Except as otherwise expressly provided herein, each party: (a) will be responsible for all costs associated with the performance obligations expressly undertaken by such party under this Agreement, and (b) will have no right to obtain reimbursement or other payment from the other party.

     13.5 CONSTRUCTION. In the event that any provision of this Agreement conflicts with governing law or if any provision is held to be null, void or otherwise ineffective or invalid by a court of competent Jurisdiction, (i) such provision will be deemed to be restated to reflect as nearly as possible the original intentions of the parties in accordance with applicable law, and (ii) the remaining terms, provisions, covenants and restrictions of this Agreement will remain in full force and effect. This Agreement has been negotiated by the parties and their respective counsel and will be interpreted fairly in accordance with its terms and without any strict construction in favor of or against either party. The section headings used in this Agreement are intended for convenience only and will not be deemed to affect in any manner the meaning or intent of this Agreement or any provision hereof.

     13.6 NOTICES. All notices arid requests in connection with this Agreement will be given in writing and will be deemed given on the date of first attempted delivery (whether successful or not) to the intended recipient's last known address by messenger, delivery service, or in the United States of America mail, postage prepaid, certified or registered, return receipt requested, and addressed as follows:

     To  Vista.com:                         To  YP.Net:

     Vista.com                              YP.Net,  Inc.
     11241 Willows Road. Ste. 100           4340  E. Jasmine St., Ste 105
     Redmond,  WA9S1052                     Mesa, AZ  85205

     Attention: Marvin  Mall                Attention:  Ron  Howard


     Phone:   (425)  497-9909               Phone:  480-654-9646
     Fax:    (425)  497-0409                Fax:    480-654-9727

     Copy  to:                              Copy  to.  Angelo Tullo

     Preston,  Gates  &  Ellis
     Fax: (206)  623-7022

or to such other address as the applicable party may designate pursuant to this notice provision.

     13.7 ENTIRE AGREEMENT. This Agreement and the attached Exhibits constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements or communications. This Agreement will not be modified except by a written agreement dated subsequent to the date of this Agreement and signed on behalf of Vista.com and YP.Net by their respective duly authorized representatives. No waiver of any breach of any provision of this Agreement will constitute a waiver of any prior, concurrent or subsequent breach of the same or any other provisions hereof, and no waiver will be effective unless made in writing and signed by an authorized representative of the waiving party.

The parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

VISTA.COM                         YP.NET,  INC.



By  /s/  Mark  E.  Shafer                    By  /s/ Angelo Tullo, Chairman
   ----------------------------                --------------------------------

Name (Print)  Mark  E.  Shafer               Name (Print)   Angelo  Tullo
              -----------------                           ---------------------

Title  Vice  President,  Sales               Title  Chairman  of  the  Board
      -------------------------                     ---------------------------

Date  9/19/01                                Date  9-18-01
      -------------------------                    ----------------------------

                            EXHIBIT A SPECIFICATIONS

I.  DESIGN  SPECIFICATIONS

     - Vista.com Basic Service as described in EXHIBIT B with the following modifications.
     - Vista.com to provide an XML API to externally create e-generated sites based upon the transfer of user data collected through YP.Net's sign-up process.
     - Vista.com will host the Private Label Sign-Up process with YP .Net's unique branding requirements.
     -    Vista  .com  will  enable  the  service  for  private  labeling.
                    URL  will  be  private  labeled  as  "SBO.YP.Net".
                    YP.Net  Icon  position  in  Management  Console.
                    YP.Net specific tab in the Management Console.with link to YP.Netwebsite
     -    Vista.com  will  provide  a  Partner  Dashboard  for:
                    Reporting
                    Managing

II.  TECHNICAL  SPECIFICATIONS

     - BASIC SERVICE: Vista.com's Basic Service allows for the automatic generation of industry specific e-businesses for SBOs. Vista.com provides a cutting edge eBusiness solution which includes an integrated, comprehensive and diverse suite of services designed to allow small business owners to create a robust and professional online presence, promote their business, conduct secure e-commerce, service their customers, and measure the success of their business online.

     - XML API: This capability allows YP.Net to send specific SBO information to Vista.com in a format that allows Vista.com to create sites for YP.Net SBOs. There are two types of XML defined for inbound and outbound traffic: request XML and response XML. The request XML contains information such as partner information, customer information, company name, and desired url for the site. The response XML, sent in response to the receipt and processing of request XML, contains status information about the processing of site creation.

     - PRIVATE LABEL SIGN-UP: Private label sign-up process includes; custom offer & pricing page, online sign-up form, sample sites, and guided tour accessed through the YP.Netwebsite.

     - PRIVATE LABEL SERVICE: YP.Net SBOs will feel like they are using a service offering fromYP.Net. The SBO's URL will say SBO is at YP.Net. When the customer administers their site, they will seethe YP.Net logo prominently placed at the top of the Management Console and they will see the YP.Net tab in the Management Console offering specific YP.Net services and information.

     - PARTNER DASHBOARD: This capability allows YP.Net to manage the relationship with their SBOs. The Partner Dashboard is a key element of the easy to use functionality that allows YP.Net to manage these relationships using the very same Vista.com technology that YP.Net SBOs will be using. The Partner Dashboard will only be available to Partners, NkeYP.Net and their Tier 2 Associates, and includes the ability to run pre-built reports for tracking the customer relationship. The Partner Dashboard also contains applications that allow YP.Net to manage their SBO's. All of these capabilities are accessible via the YP.Net Partner Dashboard.

III.  YP.NET  PRIVATE  LABEL  SERVICE  MOCK-UP

                               [GRAPHIC OMITTED]


II.  BRANDING  GUIDELINES

Every Management Console of the YP.Net Private Label Service will contain the following "Fueled by Vista.com' logo orotherVista.com as maybe updated by Vista from time to time (the "Logo"):

                               [GRAPHIC OMITTED]

III.  SCHEDULE

Both parties agree to use commercially reasonable efforts to complete the work specified byOctober15, 2001

                                    EXHIBIT B

                            Vista.com Basic Services

Vista.com reserves the right to change the Vista Basic Service, and/or replace services upon reasonable notice to Customers. The Vista.com Basic Services include the following:

     -    Web  Site  Creation
               Web  Site  Set-up
               Web  Site  Hosting
     -    Content  Offerings
               Content  Editor
               Images
               Weather
               Maps
               Driving  Directions
               Logo  Creator
               Calculator
     -    Marketing  Services
               Search  Engine  Placement
               Domain  Registration
               Banner  Ad  creation
               Banner  Ad  Exchange
               E-forms
               Message  Templates
               Broadcast  email
     -    Commerce  Services
               Online  Store
               Inventory  Management
               Secure  Shopping  Cart
               Auto  Tax  Calculator
               Auto  Shipping  Calculator
               Order  Processing
               Merchant  Account  Services
               Auctions
     -    Community  Services
               Events  Calendar
               Reservations
               Appointments
               Polls
               Message  Boards
               Chat
     -    Management  Services
               Query  Reporting
               Analysis
               Custom  Reports
               Management  Console
               Notification
     -    Storage
               20MB  of  Disk  Space

                                    EXHIBIT C

                          MEMBERSHIP TERMS OF SERVICE

Welcome  to  www.YP.Net!  YP.Net,  Inc.  ("YP.Net"),  a             Corporation,
                                                       -------------
provides  the  web  site  YP.Net  and  all services offered through the web site
(collectively the "Site"), subject to the following Web Site Access Agreement ("Agreement"). Your access to and use of the Site is governed by this Agreement. As used in this Agreement "YP.Net" "We," "Us," or "Our" refers to YP.Net, Inc. "You" or "Your" refers to you, a small business owner subscribing this Site.

                                TABLE OF CONTENTS
    ----------------------------------------------------------------------------
    |  1.   ELECTRONIC  TRANSACTIONS        11.  LINKS                         |
    |                                                                          |
    |  2.   DESCRIPTION  OF  SERVICE        12.  WARRANTIES                    |
    |                                                                          |
    |  3.   LICENSE  TO  USE  THE  SITE     13.  DISCLAIMER  OF  WARRANTIES    |
    |                                                                          |
    |  4.   PROTECT  YOUR  PASSWORD:        14.  LIMITATION  OF  LIABILITY     |
    |  YOU  AUTHORIZE  ALL  USES                                               |
    |  MADE  OF  IT                                                            |
    |                                                                          |
    |  5.   YP.NET'S  PRIVACY  POLICY       15.  THIRD  PARTY  BENEFICIARY     |
    |                                                                          |
    |  6.   CONDUCT  ON  THE  SITE          16.  EXPORT  CONTROLS              |
    |                                                                          |
    |  7.   CONTENT SUBMITTED TO            17.  AMENDING THIS AGREEMENT       |
    |  THE SITE                                                                |
    |                                                                          |
    |  8.   INDEMNITY                       18.  FEES;  PAYMENTS               |
    |                                                                          |
    |  9.   RECORD  RETENTION               19.  GENERAL  INFORMATION:         |
    |                                       WASHINGTON  CHOICE  OF             |
    |                                       LAW,  JURISDICTION  &  VENUE;      |
    |                                       ONE  YEAR  STATUTE  OF             |
    |                                       LIMITATIONS                        |
    |                                                                          |
    | 10   TERMINATION                                                         |
    ----------------------------------------------------------------------------

1.  ELECTRONIC  TRANSACTIONS
    ------------------------
Communications and transactions at this Site are conducted electronically. YP.Net may provide all communications, disclosures, and notices electronically including, without limitation, in text on a web page or via email to any email address you may provide. If you do not wish to deal with YP.Net electronically, please do not use this Site.

All electronic records are deemed sent when properly addressed and when they enter an information processing system outside the control of the sender. All electronic records are deemed received when the record enters an information processing system that the recipient has designated or uses for the purpose of receiving electronic records of the type sent, in a form capable of being retrieved from that system.

2.   DESCRIPTION  OF  SERVICES
     -------------------------

The Site currently permits small business owners to maintain a business presence on the lnternet via personalized web pages. Unless explicitly stated in any offer fromYP.Net to amend this Agreement, any new features that augment or enhance the current Site, including the release of newYP.Net features and services, are subject to this Agreement.

3.   LICENSE  TO  USE  THE  SITE
     ---------------------------

YP.Net hereby grants you a non-exclusive, non-transferable, personal license to access and use the Site solely as necessary to create and manage personalized web pages solely in connection with the operation of a licensed business ("Account"), Except for the license in this Section 3, YP.Net retains all right, title, and interest in and to the Site. Subject to applicable law, YP.Net reserves the right to suspend or deny, at its sole discretion, your access to all or any portion of the Site with or without notice. You may not access or use the Site or any portion of the Site if such access would violate any law. We advise you to retain a copy of this Agreement. Permission to reprint or electronically reproduce any content available on the Site, in whole or in part for any purpose other than as necessary to create and manage your Account is expressly prohibited, unless you have obtained prior written consent fromYP.Net. The Site is protected by copyrights, trademarks, service marks, patents or other proprietary rights and laws under both United States and foreign laws. All rights not expressly granted herein are reserved to YP.Net and its licensors.

4.   PROTECTYOURPASSWORD;  YOU  AUTHORIZE  ALL  USES  MADE  OF  IT.
     -------------------------------------------------------------

You are responsible for maintaining the confidentiality of the password that you choose to access and use the Site and your Account. Subject to applicable law, you agree to be liable for all uses of your Account whether or not actually authorized by you, including but not limited to access to your Account information through the "Manage yourSite" feature. This means that you should not supply your password to anyone who is not authorized to take actions for you.

5.   YP.NET  PRIVACY  POLICY
     -----------------------

Our Privacy Policy is a part of this Agreement and its terms are incorporated by this reference. Please read it now (by clicking on "Privacy Policy"). The policy explains how certain information about you may be used.

6.   CONDUCT  ON  THE  SITE
     ----------------------

You understand that all information, data, text, files, software, music, sound, photographs, graphics, video, messages or other posted or transmitted by you through your Account and the Site, are your sole responsibility. This means that you, and not YP.Net, are entirely responsible for all content that you or users of your web site upload, post or otherwise transmit via the Site. YP.Net does not control the content on this Site and does not guarantee the accuracy, integrity or quality of any content. You understand that by using the Site, you may be exposed to content that is offensive, indecent or objectionable. Further, you agree to not use the Site to:

(a) upload, post or otherwise transmit any content that is unlawful, harmful, threatening, abusive, harassing, tortuous, defamatory, slanderous, vulgar, obscene, libelous, invasive of another's privacy, hateful, embarrassing, or racially, ethnically or otherwise objectionable to any other person or entity as determined by YP.Net in its sole discretion;

(b) impersonate any person or entity, including, but not limited to, a YP.Net staff, or falsely state or otherwise misrepresent your affiliation with a person or other entity;

(c) forge headers or otherwise manipulate identifiers in order to disguise the origin of any content transmitted through the Site or develop restricted or password-only access pages, or hidden pages or images (those not linked to from another accessible page);

(d) upload, post or otherwise transmit any content that you do not have a right to transmit under any law or under contractual or fiduciary relationships (such as inside information, proprietary and confidential information learned or disclosed as part of employment relationships or under nondisclosure agreements);

(e) upload, post or otherwise transmit any content that infringes any patent, trademark, trade secret, copyright or other intellectual property or proprietary rights of any party or the privacy or publicity rights of others;

(f) upload, post or otherwise transmit any unsolicited or unauthorized advertising, promotional materials, "Junk mail," "spam," "chain letters," "pyramid schemes," or any other form of solicitation;

(g) upload, post or otherwise transmit any content that contains viruses or any other computer code, files or programs which interrupt, destroy, limit the functionality of, or cause damage to any computer software or hardware or telecommunications equipment;

(h) disrupt the normal flow of dialogue, cause a screen to "scroll" faster than other users of the Site are able to type, or otherwise act in a manner that negatively affects other users' ability to engage in real time exchanges;

(i) interfere with or disrupt the Site or servers or networks connected to the Site, or fail to comply with any requirements, procedures, policies or regulations of networks connected to the Site;

(j) intentionally or unintentionally violate any applicable local, state, national or international law, including, but not limited to, regulations having the force of law;

(k)  "stalk,"  harass,  or  otherwise  harm  another;

(1)  collect  or store personal data in violation of any laws governing privacy;

(m) promote or provide instructional information about illegal activities, promote physical harm or injury against any group or individual, or promote any act of cruelty to animals;

(n) use your Account as storage for remote loading or as a door or signpost to another home page, whether inside or beyond the Site;

(o) reproduce, duplicate, copy, sell, resell or exploit any portion of the Site, use of the Site, or access to the Site.

(p) engage in any other conduct that inhibits any other person from using or enjoying the Site;

(q) engage in any other behavior on the Site, which in YP.Net's sole discretion is unacceptable.

YP.Net may (but is not obligated) to remove your content and terminate your Account and access to the Site for any reason, with or without notice to you, including without limitation, your web page or any listings on your web page that do not conform with the rules for the Site,

7.  CONTENT  SUBMITTED  TO  THE  SITE
    ---------------------------------

By submitting content to the Site for any purpose, including use in connection with your Account, you grant YP.Net a world-wide, royalty-free, perpetual, irrevocable, non-exclusive license to use, copy, reproduce, modify, create derivative works from, adapt, and publish, edit, translate, sell, distribute, publicly perform and display the content without any limitation and in any media or any form now know or later developed for the purpose of providing you services under this Agreement. You acknowledge that YP.Net does not pre-screen content, but that YP.Net and its designees will have the right (but not the obligation) in their sole discretion to refuse or remove any content that is available via the Site. You agree that you must evaluate and bear all risks associated with, the use of any content, including any reliance on the accuracy, completeness, or usefulness of such content.

8.  INDEMNITY
    ---------

You agree to defend, indemnify and hold harmless YP Net, and its subsidiaries, affiliates, officers, directors, agents, co-branders or other partners, and employees, harmless from any claim or demand, including reasonable attorneys' fees, due to or arising out of your content, your use of the Site or your Account, your violation of the this Agreement or any third party's rights. YP.Net reserves the right, at its own expense, to participate in the defense of any matter otherwise subject to indemnification from you, but shall have no obligation to do so. You shall not settle any such claim or liability without the prior written consent of YP.Net if the settlement would affect YP. Net's ability to provide the Site.

9.  TERMINATION
    -----------

YP.Net may terminate this Agreement and your access to the Site upon thirty (30) days notice with or without cause. YP.Net may terminate this Agreement and your access to the Site immediately if you breach this Agreement. In the event that YP.Net terminates this Agreement without cause and you have prepaid for services, you may request a refund of any undisputed prepaid fees.

10.  LINKS
     -----

We may provide, or third parties may provide, links to other Internet sites or resources. YP.Net is not responsible for and does not endorse the informational content or any products or services available through other Internet sites or resources, and does not make any representations regarding its content or accuracy. We do not control any third party Internet sites and we are not liable for any technological, legal, or other consequences that arise out of your visit or transactions there. Your use of third party Internet sites is at your own risk and subject to the terms and conditions of use for such sites. This means that we are not your agent and will not be a party to any agreement that you may enter at third party Internet sites.

11.  WARRANTIES
     ----------

You represent and warrant for the benefit of YP.Net and YP.Net's licensors, suppliers, and any third parties mentioned on the Site that: (a) you possess the legal right and ability to enter into and make the representations and warranties contained in this Agreement; (b) all information that you submit to us is true and accurate; (c) you will Keep your registration information current; (d) you will be responsible for all use of your Account even if such use was conducted without your authority or permission; (e) you will not use the Site for any purpose that Is unlawful or prohibited by this Agreement; and (f) all content submitted to the Site is owned by you and YP.Net's use of the content does not infringe or violate the intellectual property or other rights of any third parties; and (g) you have a valid business license.

12.  DISCLAIMER  OF  WARRANTIES
     --------------------------

THIS SITE AND ALL INFORMATION ACCESSIBLE ON OR THROUGH IT IS PROVIDED "AS IS," "AS AVAILABLE," "WITH ALL FAULTS," AND WITHOUT WARRANTY OF ANY KIND. YP.Net GIVES NO EXPRESS WARRANTIES AND DISCLAIMS: (A) ALL IMPLIED WARRANTIES, INCLUDING. BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A
PARTICULAR PURPOSE; AVAILABILITY OF THE SITE; LACK OF VIRUSES, WORMS, TROJAN HORSES, OR OTHER CODE THAT MANIFESTS CONTAMINATING OR DESTRUCTIVE PROPERTIES; ACCURACY, COMPLETENESS, RELIABILITY, TIMELINESS, CURRENCY, OR USEFULNESS OF ANY CONTENT ON THE SITE; AND (B) ANY DUTIES OF REASONABLE CARE, WORKMANLIKE EFFORT OR LACK OF NEGLIGENCE IN CONNECTION WITH THE SITE OR CONTENT AVAILABLE ON IT. THE ENTIRE RISK AS TO SATISFACTORY QUALITY, PERFORMANCE, ACCURACY AND EFFORT IN CONNECTION WITH THE SITE AND CONTENT AVAILABLE ON IT IS BORN BY YOU.
IN ADDITION, YP.Net DISCLAIMS ANY WARRANTIES OF NON-INFRINGEMENT, TITLE, OR QUIET ENJOYMENT IN CONNECTION WITH THE SITE AND INFORMATION AVAILABLE ON IT.

13.  LIMITATION  OF  LIABILITY
     -------------------------

IN NO EVENT WILL YP.Net BE LIABLE FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, PUNITIVE, EXEMPLARY DAMAGES, OR ANY OTHER DAMAGES (INCLUDING, WITHOUT

LIMITATION, DAMAGES FOR LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTION, LOSS OF DATA, PERSONAL INJURY, FAILURE TO MEET ANY DUTY INCLUDING ACTS OF GOOD FAITH OR OF REASONABLE CARE, LACK OF NEGLIGENCE, AND FOR ANY OTHER PECUNIARY OR OTHER LOSS WHATSOEVER) ARISING OUT OF OR IN ANY WAY CONNECTED WITH THE USE THIS SITE AND ANY INFORMATION AVAILABLE ON IT, THE DELAY OR INABILITY TO USE THE SITE OR ANY INFORMATION, EVEN IN THE EVENT OF= FAULT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY, BREACH OF CONTRACT, OR BREACH OF WARRANTY OFYP.Net AND EVEN IF YP Net HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, THESE LIMITATIONS AND EXCLUSIONS REGARDING DAMAGES APPLY EVEN IF ANY REMEDY FAILS.

NOTWITHSTANDING THE FOREGOING, IN NO EVENT WILLYP.Net BE LIABLE FOR ANY AMOUNT IN EXCESS OF THE AMOUNT PAID BY YOU TO US FOR USE OF THE SITE.

SOME JURISDICTIONS DO NOT ALLOW THE EXCLUSION OF CERTAIN WARRANTIES OR THE LIMITATION OR EXCLUSION OF LIABILITY FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES ACCORDINGLY, SOME OF THE ABOVE LIMITATIONS OF SECTIONS 13 AND 14 MAY NOT APPLY TO YOU.

14.  THIRD  PARTY  BENEFICIARY
     -------------------------

Community IQ, Inc., d/b/a Vista.com is Washington State corporation located at 11241 Willows Road, Suite 100 Building C, Redmond WA 98052, which will provide the web site development and maintenance services for YP.Net as anticipated under this Agreement. You hereby agreethatVista.com, is a third party beneficiary to this Agreement and will enjoy all the rights and privileges ofYP.Net as set forth herein.

15.  EXPORT  CONTROLS
     ----------------

You agree to abide by U.S. and other applicable export control laws and not to transfer, by electronic transmission or otherwise, any content or software subject to restrictions under such laws to a destination prohibited under such laws, without first obtaining, and then complying with, any requisite government authorization. You further agree not to upload to your web site(s) hosted byYP.Net any data or software that cannot be exported without prior written government authorization, including, but not limited to, certain types of encryption software.

16.  AMENDING  THIS  AGREEMENT
     -------------------------

This Agreement constitutes the entire agreement between you and YP.Net about this Site and your use of it and it supercedes any prior or contemporaneous communications or displays whether electronic, oral, or written between you and YP.Net regarding the Site (including, but not limited to, any prior versions of the Agreement). Except as described below in Section 17 regarding changes to fees, this Agreement may not be amended except by a specific offer from YP.Net designated as an offer to amend its terms which is accepted by you in the manner indicated in the offer, if you accept the amended terms, they supercede any previous terms in the Agreement (or any amended version of the Agreement). If you do not accept the amended terms, you may terminate the Agreement and request a refund of any undisputed prepaid fees.

17.  FEES;  PAYMENT
     --------------

Your use of the Site and your Account is subject to fees that YP.Net sets from time to time. Click here to see the current fee schedule for the services offered at the Site. YP.Net reserves the right to change its services or any fees charged for them upon 30 days' notice. If you do not agree to changes in fees, you may terminate your Account. You are responsible to pay YP.Net for ail fees, duties, taxes, and assessments arising out of your use of this Site and your Account. Current applicable charges for the services are due in advance of each month for which the services are provided. If any service, other than the basic service plan, is selected by you, payment shall be due in full upon ordering the service. Only valid credit cards acceptable to YP Net may be used for orders placed at the site, and all refunds will be credited to the same card. By submitting your order for processing, you authorize us to charge your order (including taxes and any amounts shown to you before submission) to your card. If your card cannot be verified, is invalid, or is not otherwise acceptable, your order will be suspended automatically and we will send you an e-mail notice. You must resolve any problem within the time stated in the email notification or your order will be cancelled without further notice. You will also be liable for all attorney and collection fees arising from YP.Net's efforts to collect any unpaid balance of your Account(s).

18.  GENERAL  INFORMATION
     --------------------

This Agreement does not create any agency, employment, partnership, joint venture, franchise or other similar or special relationship between you and YP.Net. Neither party will have the right or authority to assume or create any obligations or to make any representations, warranties or commitments on behalf of the other party or its affiliates, whether express or implied, or to bind the other party or its affiliates in any respect whatsoever.

Your rights and obligations under this Agreement shall not be transferred or assigned directly or indirectly without the prior written consent of YP.Net.

This Agreement and the relationship between you and YP.Net is governed by the laws of the State of Arizona without regard to its conflict of law provisions. You and YP.Net agree to submit to the personal and exclusive jurisdiction of the courts located within the county of Maricopa, Arizona. The failure of YP.Net to exercise or enforce any right or provision of this Agreement will not constitute a waiver of such right or provision.

If any provision of this Agreement is found by a court of competent jurisdiction to be unenforceable, then the provision (or portion) will be deemed superseded by valid enforceable language that most clearly matches the intent and allocation of risk in the original provision (or portion), and the other provisions of this Agreement remain in full force and effect. You agree that regardless of any statute or law to the contrary, any claim or cause of action arising out of or related to use of the Site or this Agreement must be filed within one (1) year after such claim or cause of action arose or be forever barred. The section titles in the Agreement are for convenience only and have no legal or contractual effect

                                    EXHIBIT D

                                 PRIVACY POLICY

                           YP.NET USER PRIVACY POLICY

This Privacy Statement describes how YP.Net, Inc. may collect and uses information through www.YP.Net ("Site").

WHAT  INFORMATION  MIGHT  YP.NET  COLLECT  FROM  USERS  OF  THE  SITE?

YP.Net and YP.Net's service providers might collect information that you provide that personally identifies you when you use the Site. Such information may include, but is not limited to, your name, e-mail alias, user identification password and other information which can be connected to you via use of cookies (described below) (collectively "Personal Information"). Additionally, in the event that you purchase products or services from the Site you will need to disclose financial information such as a credit card to pay for such products or services ("Financial Information"). YP.Net may collect "Aggregate information" which does not indicate the identity of any particular user, but describes the habits, usage patterns and/or demographics of users as a group.

WHAT  ARE  COOKIES  AND  HOW  ARE  THEY  USED?

A cookie is a very small text file placed on your hard drive by a computer server. It serves as your identification card and is uniquely yours. Cookies tell us that you returned to a specific web page on our Site and help us track your preferences and transactional habits. Cookies recognize your password and help us personalize your experience at the Site by permitting our computer server to "remember" who you are.

By modifying your browser preferences you may chose to accept all cookies, to be notified when a cookie is set, or to reject all cookies. If you choose to reject all cookies you may be unable to use those YP.Net services that require registration in order to participate. Generally, we might use cookies to:

(1) Remind us of who you are. This cookie is set when you register or "Sign In" and is modified when you "Sign Out" of ourYP.Net services.

(2) Estimate our audience size. Each browser accessing YP.Net is given a unique cookie which is then used to determine the extent of repeat usage, usage by a registered user versus by an unregistered user, and to help target advertisements based on user interests and behavior.

(3) Measure certain traffic patterns, which areas of YP.Net you or your page visitors have visited, and those visiting patterns in the aggregate. We use this research to understand how our users' habits are similar or different from one another so that we can make each new experience on YP.Net a better one. We may use this information to better personalize the content, banners and promotions that you and other users may see on our sites.

(4) YP.Net might also collects IP addresses for system administration and to report aggregate information to our advertisers.

HOW  MIGHT  YP.NET  USE  AND  SHARE  MY  PERSONAL  INFORMATION?

For  Small  Business  Owners.
-----------------------------

YP.Net and YP.Net's service providers might use your Personal Information to operate the Site, provide you services, open your Account, and enforce or investigate your Membership Terms of Service and claims regarding it. We also collect and store Personal Information regarding users that access your personalized web pages (your Account).

For  General  Users  Visiting  Small  Business  Owner  Web  Pages.
-----------------------------------------------------------------

YP.Net and YP.Net's service providers might use your Personal Information to operate the Site provide you services, and to enforce or investigate our User Terms of Service and claims regarding it. Your Personal Information may be stored and it may be shared with the small business owners whose web pages you visit. YP.Net does not control the use of your Personal Information made by any small business owner-so please contact them directly if you have questions about their policies concerning the use of your Personal Information.

PROMOTIONAL  OFFERS  FROM  YP.NET  AND  FROM  THIRD  PARTIES

We may send you information from time to time about YP.Net's promotional offerings and we may share your Personal Information with third parties who wish to send you promotional offerings. Your consent to receipt of promotional offerings may be given to us via or in response to an email communication requesting your consent or otherwise during registration for use of the Site in the appropriate check boxes (if any) within the Site signifying your consent. To stop delivery of pro motional information from YP.Net please send e-mail to memberservices@YP.Net. You may also be able to stop delivery of promotional
---------------------
offerings  from  others  by  contacting  them  directly.

OTHER  SITUATIONS  IN  WHICH  PERSONAL  INFORMATION  MAY  BE  DISCLOSED

We store and disclose Personal Information as allowed or required by applicable law or when deemed advisable in YP.Net's discretion. This means that we may make disclosures that are necessary or advisable to conform to legal and regulatory requirements or processes and to protect the rights, safety and property of YP.Net, users of the Site and the public.

FINANCIAL INFORMATION: Generally, we do not share Financial Information with outside parties except to the extent necessary to provide you with any product or service that you may have purchased.

AGGREGATE INFORMATION: YP.Net and YP.Net's service providers reserve the right to freely use and distribute all Aggregate Information collected at this Site.

WHAT IS YP.NET' POLICY ABOUT ALLOWING ME TO UPDATE OR CORRECT MY PERSONAL INFORMATION?

You may update or edit your Personal Information at any time, if you are a small business owner, by accessing your Account, or if you are a user of the Site generally by sending email to memberservices@YP.Net.
                                   ---------------------

WHAT SECURITY PRECAUTIONS ARE IN PLACE TO PROTECT THE LOSS, MISUSE, OR ALTERATION OF MY INFORMATION?

We take reasonable steps to protect Personal Information and use encryption technology to help ensure security at the Site. However, no data transmission over the Internet or any wireless network can be guaranteed to be 100% secure. As a result, while we strive to protect your Personal Information YP.Net cannot ensure or warrant the security of any information communicated to the Site.

QUESTIONS,  COMMENTS,  CONCERNS

If you have any questions or comments about our use of Personal Information, please contact us at memberservices@YP.Net.
                         ---------------------

                                    EXHIBIT E

                                    MARKETING

VISTA.COM  OBLIGATIONS:

1. Provide position statements, marketing data, and branding requirements to YP.Net to promote the Private Label Service,

2.   Promote  Private  Label  Service  via:
     2.1. A  mutually  agreed  upon  press  release
     2.2. Additional marketing promotions will be mutually agreed upon by the parties
     2.3. Email,  Newsletter










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                                    EXHIBIT F
                              MONTHLY SERVICE FEE


             Maximum  Number        Monthly  Per  Site
          -----------------------  ---------------------
          of  Pages  Per  Site            Charge
          -----------------------  ---------------------
                   56                     $6.50










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